Exhibit 99.1

Bristol Myers Squibb Announces
Cash Tender Offers to Purchase
Certain Notes

(Princeton, N.J., November 3, 2025) – Bristol-Myers Squibb Company (NYSE:BMY) (“Bristol Myers Squibb” or the “Offeror”), announced the commencement of tender offers (“Offers”) to purchase for cash certain of its outstanding notes (collectively, the “Notes”) as described in the tables below.

Pool 1
Offers to purchase for cash up to $4,000,000,000 aggregate purchase price for the securities listed in the priority order below.

Title of Security	CUSIP/ ISIN Number(s)	Principal Amount Outstanding	Acceptance Priority Level	Reference U.S. Treasury Security(1)	Bloomberg Reference Page	Fixed Spread (basis points)(1)	Early Tender Premium(2)

4.950% Notes due 2026	110122ED6/ US110122ED68	$1,000,000,000	1	4.000% UST due February 15, 2026	FIT3	10	$50

3.200% Notes due 2026	110122CN6/ US110122CN68/ 110122CA4/ US110122CA48/ U11009BA1/ USU11009BA16	$1,749,998,000	2	4.125% UST due June 15, 2026	FIT3	10	$50

4.900% Notes due 2027	110122EE4/ US110122EE42	$1,000,000,000	3	4.000% UST due January 15, 2027	FIT4	10	$50

3.900% Notes due 2028	110122DE5/ US110122DE50/ 110122BQ0/ US110122BQ09/ U11009AQ7/ USU11009AQ76	$1,456,162,000	4	4.125% UST due November 15, 2027	FIT5	20	$50

4.900% Notes due 2029	110122EF1/ US110122EF17	$1,750,000,000	5	3.625% UST due October 31, 2030	FIT1	10	$50

3.400% Notes due 2029	110122CP1/ US110122CP17/ 110122CB2/ US110122CB21/ U11009BB9/ USU11009BB98	$2,399,977,000	6	3.625% UST due October 31, 2030	FIT1	15	$50

Pool 2
Offers to Purchase for cash up to $3,000,000,000 aggregate purchase price for the securities listed below in the priority listed below.

Title of Security	CUSIP/ ISIN Number(s)	Principal Amount Outstanding	Acceptance Priority Level	Reference U.S. Treasury Security(1)	Bloomberg Reference Page	Fixed Spread (basis points)	Early Tender Premium(2)

6.875% Debenture due 2097	110122AC2/ US110122AC22	$62,417,000	1	4.750% UST due August 15, 2055	FIT1	140	$50

6.400% Notes due 2063	110122EC8/ US110122EC85	$1,250,000,000	2	4.750% UST due August 15, 2055	FIT1	85	$50

6.250% Notes due 2053	110122EB0/ US110122EB03	$1,250,000,000	3	4.750% UST due August 15, 2055	FIT1	70	$50

5.650% Notes due 2064	110122EL8/ US110122EL84	$1,750,000,000	4	4.750% UST due August 15, 2055	FIT1	85	$50

5.900% Notes due 2033	110122DZ8/ US110122DZ89	$1,000,000,000	5	4.250% UST due August 15, 2035	FIT1	25	$50

5.750% Notes due 2031	110122DY1/ US110122DY15	$1,000,000,000	6	3.625% UST due October 31, 2030	FIT1	30	$50

5.550% Notes due 2054	110122EK0/ US110122EK02	$2,750,000,000	7	4.750% UST due August 15, 2055	FIT1	70	$50

5.200% Notes due 2034	110122EH7/ US110122EH72	$2,500,000,000	8	4.250% UST due August 15, 2035	FIT1	35	$50

5.100% Notes due 2031	110122EG9/ US110122EG99	$1,250,000,000	9	3.625% UST due October 31, 2030	FIT1	30	$50

(1)
The Total Consideration (as defined below) for each series of Notes will be based on the fixed spread for the applicable series of Notes plus the yield of the specified Reference U.S. Treasury Security for that series as of 10:00 a.m. (New York City time) on November 18, 2025 unless extended with respect to any Offer (as defined below) (such date and time with respect to an Offer, as the same may be extended with respect to such Offer, the “Price Determination Date”). The Total Consideration does not include the applicable Accrued Coupon Payment (as defined below), which will be payable in cash in addition to the applicable Total Consideration. For the avoidance of doubt, the Early Tender Premium is included in the Total Consideration calculated based on the fixed spread for the applicable series of Notes and is not in addition to the Total Consideration.

(2)
Payable, as part of the applicable Total Consideration, per each $1,000 principal amount of the specified series of Notes validly tendered at or prior to the applicable Early Tender Deadline (as defined below) and accepted for purchase (the “Early Tender Premium”). The total consideration for each $1,000 principal amount of each series of Notes validly tendered at or prior to the applicable Early Tender Deadline (including the Early Tender Premium) is referred to as the “Total Consideration” for such series. Holders of Notes (each, a “Holder” and collectively, “Holders”) who validly tender Notes of a series after the applicable Early Tender Deadline, but at or prior to the applicable Expiration Date (as defined below), will receive the tender consideration for any such series accepted for purchase by the Offeror, which is equal to the Total Consideration minus the Early Tender Premium (with respect to such series, the “Tender Consideration”).

The outstanding debt securities listed in (i) the first table above labeled “Pool 1” are referred to collectively as the “Pool 1 Notes,” and (ii) the second table above labeled “Pool 2” are referred to as the “Pool 2 Notes.” The Pool 1 Notes and the Pool 2 Notes are referred to collectively as the “Notes,” and each series of Notes is referred to as a “series.” The offers to purchase the Pool 1 Notes are referred to collectively as the “Pool 1 Offers,” the offers to purchase the Pool 2 Notes are referred to as the “Pool 2 Offers,” and each offers to purchase a series of Notes is referred to as an “Offer.”

The Offers are subject to the terms and conditions described in the Offer to Purchase dated November 3, 2025 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) which sets forth a detailed description of the Offers, including (i) the Acceptance Priority Procedures (as described below), (ii) a $4,000,000,000 maximum aggregate purchase price of the Pool 1 Notes validly tendered in the Pool 1 Offers, excluding the applicable Accrued Coupon Payments (the “Pool 1 Maximum”), and (iii) a $3,000,000,000 maximum aggregate purchase price of the Pool 2 Notes validly tendered in the Pool 2 Offers, excluding the applicable Accrued Coupon Payments (the “Pool 2 Maximum”).

The primary purpose of the Offers is to acquire the maximum principal amount of Pool 1 Notes and Pool 2 Notes in the designated priority order for which the aggregate purchase price (excluding the applicable Accrued Coupon Payments) does not exceed the Pool 1 Maximum and the Pool 2 Maximum, respectively. Notes that are accepted and purchased in the Offers will be canceled and will no longer remain outstanding obligations of the Offeror. The Offers are subject to certain other general conditions as described in the Offer to Purchase, as well as the condition that BMS Ireland Capital Funding Designated Activity Company, a wholly-owned subsidiary of Bristol Myers Squibb (“Finance Sub”), shall have completed an offering of debt securities (the “New Notes Offering”) on terms and conditions satisfactory to Bristol Myers Squibb that results in the receipt of net proceeds that, when taken together with approximately $3.0 billion of Bristol Myers Squibb’s cash on hand, is sufficient to pay the consideration for all Notes validly tendered (and not validly withdrawn) and accepted for purchase by Bristol Myers Squibb, plus accrued and unpaid interest and related fees and expenses (the “Financing Condition”). The Offers are not conditioned on any minimum amount of Notes being tendered, and none of the Offers are conditioned on the consummation of the other Offers. Each Offer may be amended, extended or, upon failure of a condition to be satisfied or waived prior to the applicable Early Tender Deadline (for any Offers for which the Offeror elects to exercise its Early Settlement Right (as defined below)) or the applicable Expiration Date (for any Notes not settled on the Early Settlement Date), terminated individually.

The Offers will each expire at 5:00 p.m. (New York City time) on December 3, 2025, unless extended or earlier terminated by the Offeror (such date and time with respect to an Offer, as the same may be extended with respect to such Offer, the “Expiration Date”). To be eligible to receive the Total Consideration, which includes the Early Tender Premium, Holders must validly tender their Notes at or prior to 5:00 p.m. (New York City time) on November 17, 2025, unless extended (such date and time with respect to an Offer, as the same may be extended with respect to such Offer, the “Early Tender Deadline”). Holders who validly tender their Notes after the applicable Early Tender Deadline, but at or prior to the applicable Expiration Date, will be eligible to receive the Tender Consideration for any such series accepted for purchase. Bristol Myers Squibb expects to use the net proceeds from the New Notes Offering by the Finance Sub announced today, together with approximately $3.0 billion of Bristol Myers Squibb’s cash on hand, to pay to Holders whose Notes are accepted in an Offer the Total Consideration or the Tender Consideration, as applicable, and any Accrued Coupon Payments.

All Holders whose Notes are accepted in an Offer will receive a cash payment equal to accrued and unpaid interest on such Notes to, but not including, the relevant Settlement Date (as defined below) (the “Accrued Coupon Payment”) in addition to their Total Consideration or Tender Consideration, as applicable.

•     Notes may be validly withdrawn at any time at or prior to 5:00 p.m. (New York City time) on November 17, (such date and time with respect to an Offer, as the same may be extended with respect to such Offer), but not thereafter, unless extended with respect to any Offer. Holders should not tender any Notes that they do not wish to be accepted for purchase.

Subject to the satisfaction or waiver of the Financing Condition and the other conditions of the Offers, the “Acceptance Priority Procedures” will operate concurrently, but separately, for the Pool 1 offers and the Pool 2 offers, in each case, as follows:

•    first, if the aggregate cash purchase price (excluding the applicable Accrued Coupon Payments) of all Pool 1 Notes or Pool 2 Notes, as applicable, validly tendered at or prior to the applicable Early Tender Deadline by Holders does not exceed the applicable maximum limit, then the Offeror will accept all such Notes. However, if the aggregate cash purchase price (excluding the applicable Accrued Coupon Payments) of all Pool 1 Notes or Pool 2 Notes, as applicable, validly tendered at or prior to the applicable Early Tender Deadline by Holders exceeds the applicable maximum limit, then the Offeror will (i) accept such Notes for purchase for cash, starting at the highest acceptance priority level (level 1) and, if there is more than one priority level, moving sequentially to each lower acceptance priority level (the lowest of which is level 6 in the case of the Pool 1 Offers and 9 in the case of the Pool 2 Offers), until the aggregate cash purchase price (excluding the applicable Accrued Coupon Payments) of such Notes equals the applicable maximum limit, (ii) prorate the series of such Notes with the lowest acceptance priority level accepted for purchase for cash and (iii) not accept for purchase for cash (x) any such Notes of a series with an acceptance priority level below the prorated series or (y) any Pool 1 Notes or Pool 2 Notes, as applicable, validly tendered after the applicable Early Tender Deadline; and

•     second, if the applicable maximum limit is not exceeded at the applicable Early Tender Deadline, the Offeror will repeat the steps described in the prior bullet with respect to all Pool 1 Notes or Pool 2 Notes, as applicable, validly tendered after the applicable Early Tender Deadline, but at or prior to the applicable Expiration Date, in order to determine the aggregate principal amount of such Notes that the Offeror will accept for purchase in the Pool 1 Offers and/or the Pool 2 Offers, as applicable.

•    All Pool 1 Notes, regardless of acceptance priority level, that are validly tendered at or prior to the applicable Early Tender Deadline will have priority over Pool 1 Notes validly tendered after the applicable Early Tender Deadline and at or prior to the applicable Expiration Date.

•    All Pool 2 Notes, regardless of acceptance priority level, that are validly tendered at or prior to the applicable Early Tender Deadline will have priority over Pool 2 Notes validly tendered after the applicable Early Tender Deadline and at or prior to the applicable Expiration Date.

Provided that the Financing Condition and the other conditions to the applicable Offer have been satisfied or waived by the Offeror by the applicable Early Tender Deadline, the Offeror may, but is not obligated to, elect to exercise its right (the “Early Settlement Right”), with respect to any Offer for which the conditions have been satisfied or waived, to settle all Notes validly tendered at or prior to the applicable Early Tender Deadline and accepted for purchase in such Offer (the “Early Settlement Date”). The Early Settlement Date will be determined at the Offeror’s option and is currently expected to occur on the third business day immediately following the Early Tender Deadline. If the Offeror elects to exercise its Early Settlement Right with respect to any Offer, the Offeror will settle all Notes validly tendered at or prior to the applicable Early Tender Deadline and accepted for purchase in such Offer on the Early Settlement Date. If the Offeror elects to exercise its Early Settlement Right with respect to any Offer, the Offeror will announce in a press release promptly after the applicable Early Tender Deadline that it is exercising its Early Settlement Right with respect to such Offer. On the Early Settlement Date, all Notes validly tendered at or prior to the applicable Early Tender Deadline and accepted for purchase in the Offer for which the Offeror has elected to exercise its Early Settlement Right will receive the applicable Total Consideration and Accrued Coupon Payment. The “Final Settlement Date,” if any, is the date on which the Offeror will settle all Notes validly tendered and accepted for purchase and not previously settled on the Early Settlement Date. The Final Settlement Date is expected to be the second business day following the applicable Expiration Date, unless extended with respect to any Offer. Each of the Early Settlement Date and the Final Settlement Date is referred to as a “Settlement Date.”

Promptly after the Price Determination Date, the Offeror intends to issue a press release specifying, among other things, the Offer Yield and Total Consideration for each series of Notes, the aggregate principal amount of Notes validly tendered at or prior to the applicable Early Tender Deadline and, if applicable, accepted in each Offer and the proration factor (if any) applied to such validly tendered Notes with respect to each Offer.

The Offeror expressly reserves the right, in its sole discretion, subject to compliance with applicable law and regulations, not to purchase any Notes or to extend, amend and/or terminate its Offers and to amend or waive the Financing Condition and any of the other terms and conditions of any Offer. Holders are advised to read carefully the Offer to Purchase for full details of and information on the procedures for participating in the Offer, as applicable. If the Offeror terminates any Offer with respect to one or more series of Notes, it will give written notice thereof to the Tender and Information Agent (as defined below) and will make a public announcement thereof as promptly as practicable, and all Notes tendered pursuant to such terminated Offer will be returned promptly to the tendering Holders thereof. With effect from such termination, any Notes blocked in The Depository Trust Company (“DTC”) will be released. Holders are advised to check with any bank, securities broker or other intermediary through which they hold Notes as to when such intermediary would need to receive instructions from a beneficial owner in order for that holder to be able to participate, or withdraw their instruction to participate, in the Offers before the deadlines specified herein and in the Offer to Purchase. The deadlines set by any such intermediary and DTC for the submission and withdrawal of tender instructions will also be earlier than the relevant deadlines specified herein and in the Offer to Purchase.

The Offeror has retained Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC as dealer managers for the Offers. Questions regarding terms and conditions of the Offers should be directed to Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect) or Deutsche Bank Securities Inc. at (866) 627-0391 (toll-free) or (212) 250-2955 (collect) or Goldman Sachs & Co. LLC at (800) 828-3182 (toll-free) or (212) 357-1452 (collect) or Morgan Stanley & Co. LLC at (800) 624-1808 (toll-free) or (212) 357-1452 (collect). Global Bondholder Services Corporation will act as the tender agent and the information agent for the Offers (the “Tender and Information Agent”).

The full details of the Offers, including instructions on how to tender Notes, are included in the Offer to Purchase. Holders are strongly encouraged to read carefully the Offer to Purchase, including documents incorporated by reference therein, because they will contain important information. The Offer to Purchase is available on Global Bondholder Services Corporation’s website at https://www.gbsc-usa.com/bristol-myers/ or obtained from Global Bondholder Services Corporation at (855) 654-2014 (toll-free) or (212) 430-3774 (collect). You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers.

None of the Offeror or its affiliates, its board of directors, the dealer managers, the Tender and Information Agent or the trustee with respect to the Notes is making any recommendation as to whether Holders should tender any Notes in response to the Offers, and neither the Offeror nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

After the applicable Expiration Date, Bristol Myers Squibb or its affiliates may from time to time purchase additional Notes in the open market, in privately negotiated transactions, through tender offers, exchange offers or otherwise, or Bristol Myers Squibb may redeem any series of Notes pursuant to the terms of the indenture governing the Notes. Any future purchases may be on the same terms or on terms that are more or less favorable to Holders of Notes than the terms of the Offers and, in either case, could be for cash or other consideration. In particular, to the extent that less than all of the outstanding 4.950% Notes due 2026, 4.900% Notes due 2027 or 3.900% Notes due 2028 are tendered and accepted for purchase pursuant to the Offers, the Offeror may, at its sole discretion (but is under no obligation to do so), give a notice of optional redemption with respect to such series of Notes to redeem all or a portion of such series of Notes that remain outstanding after completion of the Offers in accordance with their terms. The price paid in any such redemption will be determined in accordance with the terms of the applicable series of Notes, and such price may differ significantly from the Total Consideration or the Tender Offer Consideration for such series of Notes pursuant to the Offers. Depending on the results of the Offers, such redemption notice, if any, may be given by the Offeror on or after the Early Tender Deadline. The Offer to Purchase does not constitute a notice of redemption and does not create an obligation to issue any notice of redemption, redeem any series of Notes or satisfy or discharge the indenture governing the Notes.

Offer and Distribution Restrictions

This announcement is for informational purposes only. This announcement is not an offer to sell or purchase, a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to any of Notes described herein. The Offers are being made solely pursuant to the Offer to Purchase. The Offers are not being made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offers to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of the Offeror by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction. Neither this announcement nor the Offer to Purchase is an offer to sell, or the solicitation of an offer to purchase, any securities in the New Notes Offering.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements regarding, among other things, the timing, terms, conditions and other aspects of the Tender Offer and the New Notes Offering. You can identify these forward-looking statements by the fact that they use words such as “should,” “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning and expression in connection with any discussion of, among other things, the Offers and the New Notes Offering and the use of proceeds therefrom, although not all forward-looking statements contain such terms. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. No forward-looking statement can be guaranteed.

Forward-looking statements are based on current expectations and projections about Bristol Myers Squibb’s future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them, that are difficult to predict, may be beyond its control and could cause its future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. Such risks, uncertainties and other matters include, but are not limited to: general market conditions which might affect the Tender Offer and the New Notes Offering; interest rate and currency exchange rate fluctuations, credit and foreign exchange risk management; and access to capital markets.

Forward-looking statements in this press release should be evaluated together with the many risks and uncertainties that affect Bristol Myers Squibb’s business and market, particularly those identified in the cautionary statement and risk factors discussion in its Annual Report on Form 10-K for the year ended December 31, 2024, as updated by the subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC. The forward-looking statements included in this press release are made only as of the date of this press release and except as otherwise required by applicable law, Bristol Myers Squibb undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

About Bristol Myers Squibb: Transforming Patients’ Lives Through Science

At Bristol Myers Squibb, our mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. We are pursuing bold science to define what’s possible for the future of medicine and the patients we serve.

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